SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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                          ELLSWORTH CONVERTIBLE GROWTH
                              AND INCOME FUND, INC.

    ........................................................................
                (Name of Registrant as Specified In Its Charter)
    ........................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                              ELLSWORTH CONVERTIBLE
                          GROWTH AND INCOME FUND, INC.
                                65 Madison Avenue
                          Morristown, New Jersey 07960

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   to be held
                            Friday, January 14, 2005
                            11:00 a.m., Eastern Time
                                       at
           65 Madison Avenue, Suite 550, Morristown, New Jersey 07960

To Shareholders of Ellsworth Convertible Growth and Income Fund, Inc.:
     We cordially invite you to attend our 2005 Annual Meeting of Shareholders to:

     1. Elect four directors to serve for a term of one or three years, as the case may be.

     2. Ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2005.

     3. Vote on an amendment to the Company's Charter to give shareholders the right to tender their shares during fiscal year 2005.

     4.   Transact any other business that properly comes before the meeting.

     We are holding the Annual Meeting on Friday January 14, 2005 at 11:00 a.m., Eastern Time, at the Company's offices located at 65 Madison Avenue, Morristown, New Jersey 07960.

     You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to complete and return the enclosed proxy promptly in the enclosed, self-addressed, stamped envelope so that your shares will be represented and voted at the meeting according to your instructions. If you are the record owner of your shares on the books of the Company's transfer agent, then you may also submit your proxy vote by telephone or via the Internet, by following the instructions accompanying this Proxy Statement. If your broker holds your shares in its name, you may submit your proxy vote by any other means specified in the instructions that accompany this Proxy Statement. Of course, if you attend the meeting, you may withdraw your proxy and vote your shares. Only shareholders of record on November 17, 2004 will be entitled to vote at the meeting or any adjournment of the meeting.

                                              Thomas H. Dinsmore
                                              Chairman of the Board of Directors
November 24, 2004

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                              ELLSWORTH CONVERTIBLE
                          GROWTH AND INCOME FUND, INC.
                                65 Madison Avenue
                          Morristown, New Jersey 07960

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                January 14, 2005

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Proxy Statement

     We are sending you this Proxy Statement and the enclosed proxy card because Ellsworth Convertible Growth and Income Fund, Inc.'s Board of Directors is soliciting your proxy to vote at the 2005 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or use any of the available alternative proxy voting methods specified in the instructions that accompany this Proxy Statement.

     If you are the record owner of your shares, the available alternative proxy voting methods are telephone and Internet voting. If your shares are held by a broker, the alternative proxy voting methods may include telephone, Internet and any alternative method of voting permitted by your broker.

     This Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card will first be sent on or about November 24, 2004 to all shareholders entitled to vote. Shareholders who owned shares of the Company's common stock on November 17, 2004 are entitled to vote. On this record date, there were 12,298,127 shares outstanding. We know of no beneficial owner of more than five percent of those shares. Each share of the Company's common stock that you own entitles you to one vote. (A fractional share has a fractional vote.)

     We are also sending along with this Proxy Statement the Company's 2004 Annual Report, which includes our financial statements.

Time and Place of Meeting

     We are holding the Annual Meeting on Friday January 14, 2005 at 11:00 a.m., Eastern Time, at the Company's offices located at 65 Madison Avenue, Morristown, New Jersey 07960.

Voting by Proxy

     Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. If you are the record owner of your shares on the books of the Company's transfer agent, then you may also submit your proxy vote by telephone or via the Internet, by following the instructions accompanying this Proxy Statement. If your broker holds your shares in its name, you may submit your proxy vote by any other means specified in the instructions that accompany this Proxy Statement. Returning the proxy card or using any of the available alternative proxy voting methods will not affect your right to attend the Annual Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote or use any of the available alternative proxy voting methods, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card or use any of the available alternative proxy voting methods but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

     o    FOR the election of all four nominees for director.

     o    FOR ratification of the appointment of independent auditors for 2005.

     o    AGAINST the amendment to the Company's Charter.

     Your proxy will have authority to vote and act on your behalf at any adjournment of the meeting.

     If you give a proxy, you may revoke it at any time before it is exercised. You can do this in one of four ways:

     o    You may send in another proxy with a later date.

     o If you submitted a proxy by telephone, via the Internet or via an alternative method of voting permitted by your broker, you may submit another proxy by telephone, via the Internet, or via such alternative method of voting, or send in another proxy with a later date.

     o You may notify the Company's Secretary in writing before the Annual Meeting that you have revoked your proxy.

     o    You may vote in person at the Annual Meeting.

Voting in Person

     If you do attend the Annual Meeting and wish to vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a letter from the nominee indicating that you are the beneficial owner of the shares on November 17, 2004, the record date for voting, and authorizing you to vote.

Quorum Requirement

     A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders entitled to vote a majority of all shares outstanding on the record date are present in person or by proxy.

     Under rules applicable to broker-dealers, if your broker holds your shares in its name, we expect that the broker will be entitled to vote your shares on Proposals 1 and 2 even if it has not received instructions from you. However, your broker will not be entitled to vote on Proposal 3 unless it has received instructions from you. If your broker does not vote your shares on Proposal 3 because it has not received instructions from you, these shares will be considered "broker non-votes."


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

     Broker non-votes, if any, and abstentions will count as present for establishing a quorum.

Vote Necessary to Approve a Proposal

     Proposal 1. Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of this proposal.

     Proposal 2. The affirmative vote of the majority of votes cast is needed to approve the ratification of the Audit Committee's appointment of the independent auditors. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of this proposal.

     Proposal 3. The affirmative vote of two-thirds of all outstanding shares of the Company, whether or not present at the Annual Meeting, is needed to approve the amendment of the Company's Charter. Broker non-votes and abstentions will not count as votes cast and will have the effect of votes against this proposal.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Structure of the Board of Directors

     The Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders. Directors in each class serve for a three-year term. Classifying the Board of Directors for election may be regarded as an "anti-takeover provision" because it has the effect of maintaining the continuity of the Board of Directors and requiring at least two years to change a majority of the Board of Directors.

     The Board of Directors currently consists of nine persons. Seven of the directors are "independent," meaning they are not "interested persons" of the Company within the meaning of the Investment Company Act of 1940, as amended (the Investment Company Act). Two of the Company's directors are "interested persons" because of their business and financial relationships with the Company and Davis-Dinsmore Management Company (Davis-Dinsmore), its investment adviser.

     At the 2005 Annual Meeting, the terms of three directors are expiring. The directors approved the nomination of each of the three directors whose terms are expiring in 2005, as set forth below, to serve for terms that expire in 2008. In addition, the directors approved the nomination of one director, Robert J. McMullan, for a term that expires in 2006. Mr. McMullan was appointed by the Board of Directors as a director to fill a vacancy created by the retirement of George R. Lieberman, a former Company director. Mr. McMullan was nominated for election at the 2005 Annual Meeting so that shareholders may have an opportunity to vote for him as a director. Other directors are not up for election this year and will continue in office for the rest of their terms.

     Each of the nominees is willing to serve as a director. However, if a nominee becomes unavailable for election, proxies will vote for another nominee proposed by the Board of Directors or, as an alternative, the Board of Directors may keep the position vacant or reduce the number of directors.

Nominees for Directors

     The Board of Directors has approved the nomination of the following people to serve as directors until the annual meeting of shareholders to be held in 2006 or 2008, as the case may be. The business address of each nominee and/or director listed below is Ellsworth Convertible Growth and Income Fund, Inc., 65 Madison Avenue, Suite 550, Morristown, NJ 07960.

   Nominees Who are Independent Directors and Whose Terms Will Expire in 2008

     Donald M. Halsted, Jr., 77, prior to retirement in 1983, served for four years as President and Chief Operating Officer of Lonestar Industries, Inc. and prior to that served for twelve years as President, Chief Executive Officer and Director of Atlantic Cement Company. Since his retirement, Mr. Halsted has continued to serve on various boards of directors, including the board of Aquarion Company through 1999. Mr. Halsted served in the Army Air Force in World War II. Mr. Halsted has been a director of the Company since 1986 and is also a director of Bancroft Convertible Fund, Inc. (Bancroft), a closed-end investment company. Mr. Halsted received an A.B. in Economics from Princeton University.

     Duncan O. McKee, 73, retired in 1988 from the practice of law as a partner at the law firm of Ballard Spahr Andrews & Ingersoll, LLP (Ballard Spahr). During his career at Ballard Spahr, Mr. McKee represented publicly owned companies, including closed-end and open-end investment companies, in mergers, acquisitions and securities offerings. Mr. McKee was Director Emeritus of the Company and Bancroft from 1988 to 1996. Mr. McKee has been a director of the Company since 1996 and is also a director of Bancroft. Mr. McKee received his undergraduate degree from the College of Wooster and his law degree from Duke University School of Law.

   Nominee Who is an Independent Director and Whose Term Will Expire in 2006

     Robert J. McMullan, 50, has been a trustee of AmSouth Funds since 2003 and currently oversees 26 portfolios within the AmSouth Funds complex. From 1998 to 2004, Mr. McMullan was Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. (formerly, GlobeSpan Virata, Inc.), a semiconductor manufacturing company. From 1989 through 1998, Mr. McMullan was an Executive Vice President and Chief Financial Officer of The BISYS Group, Inc., a computer services company. Mr. McMullan received a B.A. in Business Administration from Saint Michael's College. He has been a director of the Company and Bancroft since November 2004, at which time he was appointed to serve out the term of retired director George R. Lieberman.

     Mr. McMullan was recommended to the Company's Nominating and Administration Committee for election as a Company director by a non-management director of the Company.

   Nominee Who is an Interested Person and Whose Term Will Expire in 2008

     Thomas H. Dinsmore, 51, has been Chairman and Chief Executive Officer of the Company, Bancroft and Davis-Dinsmore (investment adviser to the Company and Bancroft) since August 1996. From 1986 to August 1996, Mr. Dinsmore was President of the Company; from 1985 to 1996, he was President of Bancroft; and from 1988 to 1996, he was President of Davis-Dinsmore. Mr. Dinsmore is a Chartered Financial Analyst. Mr. Dinsmore has been a director of the Company since 1986 and is also a director of Bancroft and Davis-Dinsmore. Mr. Dinsmore received a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania, and an M.A. in Economics from Fairleigh Dickinson University.

     Mr. Dinsmore is an interested person (within the meaning of the Investment Company Act) of the Company and Davis-Dinsmore because he is an officer of the Company and an officer, director and holder of more than 5% of the outstanding shares of voting common stock of Davis-Dinsmore.

     The Board of Directors recommends that you vote FOR these nominees.

Information about the Company's Other Directors

     Information about the Company's other directors is presented below.

   Continuing Independent Directors

     Gordon F. Ahalt, 76, is currently retired. Prior to his retirement, Mr. Ahalt was President of G.F.A. Inc., a petroleum industry consulting company, from 1982 until 2000. From 1987 until 1998, Mr. Ahalt was a consultant with W.
H. Reaves & Co., Inc., an asset management company. Mr. Ahalt has spent his career as an analyst of and a consultant to the petroleum industry, and has previously served as a director or executive officer of several energy companies and an oil and gas exploration company. Mr. Ahalt has been a director of the Company since 1986. He is also a director of Bancroft, Cal Dive International, a diving service company, as well as several private investment funds. Mr. Ahalt received a B.S. in Petroleum Engineering from the University of Pittsburgh. Mr. Ahalt's term as director expires in 2007.

     William A. Benton, 71, is currently retired. Formerly, Mr. Benton was a partner in BE Partners, a small options market maker, from 1991 until the business was sold on November 1, 2000. From 1991 to November 1999, he was a limited partner of Gavin, Benton, & Co., a New York Stock Exchange specialist firm. Mr. Benton has been a member of the New York Stock Exchange for more than 45 years, and has previously been a director of a discount brokerage firm and a brokerage firm making markets in derivative instruments. Mr. Benton has been a director of the Company since 1986 and is also a director of Bancroft. Mr. Benton graduated from Bucknell University with a B.S. in Commerce and Finance. Mr. Benton's term as director expires in 2006.

     Elizabeth C. Bogan, Ph.D., 60, has been a Senior Lecturer in Economics at Princeton University since 1992. Before joining the faculty at Princeton, she was the Chairman of the Economics and Finance Department at Fairleigh Dickinson University and a member of the Executive Committee for the College of Business Administration. Dr. Bogan has chaired numerous administrative and academic committees. Dr. Bogan has been a director of the Company since 1986 and is also a director of Bancroft. Dr. Bogan received an A.B. in Economics from Wellesley College, an M.A. in Quantitative Economics from the University of New Hampshire, and a Ph.D. in Economics from Columbia University. Her writings on finance have been published in The Financial Analysts Journal and in other journals. Dr. Bogan's term as director expires in 2007.

     Nicolas W. Platt, 51, has been President of CNC-US, an international consulting company, since January 2003. From May 2001 to January 2003, he was a Senior Partner of Platt & Rickenbach, a New York-based financial relations firm. From January 1995 to April 2001, he held senior executive positions with the WPP Group, UK and its public relations subsidiaries, Ogilvy Public Relations, Burson-Marsteller and Robinson Lehr Montgomery. He has been a director of the Company since 1997 and is also a director of Bancroft. Mr. Platt received a B.A. from Skidmore College and an M.A. in Economics from Columbia University. Mr. Platt's term as director expires in 2007.


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

   Continuing Director Who is an Interested Person

     Jane D. O'Keeffe, 49, has been President of the Company, Bancroft and Davis-Dinsmore since August 1996. In 1996, before becoming President of the Company and Bancroft, she was Executive Vice President of the Company and Bancroft. From 1994 to 1996, Ms. O'Keeffe was Vice President of the Company and Bancroft and Executive Vice President of Davis-Dinsmore. Ms. O'Keeffe has been in the investment business since 1980. Ms. O'Keeffe has been a director of the Company since 1995 and is also a director of Bancroft and Davis-Dinsmore. Ms. O'Keeffe has a B.A. from the University of New Hampshire and attended the Lubin Graduate School of Business at Pace University. Ms. O'Keeffe's term as director expires in 2006.

     Ms. O'Keeffe is an interested person (within the meaning of the Investment Company Act) of the Company and Davis-Dinsmore because she is an officer of the Company and an officer, director and holder of more than 5% of the outstanding shares of voting common stock of Davis-Dinsmore.

   Certain Relationships

     Thomas H. Dinsmore and Jane D. O'Keeffe are brother and sister.

Committees of the Board of Directors

     The Board of Directors has three committees: an Audit Committee, a Nominating and Administration Committee and a Pricing Committee.

   Audit Committee

     The Company has a separately designated Audit Committee as that term is defined in the Securities Exchange Act of 1934, as amended. The Audit Committee is comprised entirely of independent directors (Mr. Benton, Dr. Bogan, Mr. Halsted and Mr. McMullan, with Dr. Bogan serving as Chairperson). In addition, all such members are independent as such term is defined by the American Stock Exchange's Company Guide.

     In accordance with its charter, attached as Appendix A to this Proxy Statement, the Committee oversees the Company's accounting and financial reporting policies and practices, as well as the quality and objectivity of the Company's financial statements and the independent audit of the financial statements. Among other duties, the Committee is responsible for: (i) the appointment, compensation and oversight of any independent auditors employed by the Company (including monitoring the independence qualifications and performance of such auditors and resolution of disagreements between the Company's management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (ii) overseeing the accounting and financial reporting process of the Company; (iii) monitoring the process and the resulting financial statements prepared by management to promote accuracy and integrity of the financial statements and asset valuation; (iv) assisting the Board of Directors' oversight of the Company's compliance with legal and regulatory requirements that related to the Company's accounting and financial reporting, internal control over financial reporting and independent audits; (v) to the extent required by Section 10A of the Exchange Act, pre -approving all permissible audit and non-audit services provided to the Company by its independent auditors; (vi) pre-approving, in accordance with Item 2.01(c)(7)(ii) of Regulation S-X, certain non-audit services provided by the Company's independent auditors to the Company's investment adviser and certain other affiliated entities if the Company's independent auditors are the same as, or affiliated with, the investment adviser's or affiliated entities' auditors; and
(vii) to the extent required by


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

Regulation 14A, preparing an audit committee report for inclusion in the Company's annual proxy statement.

     Audit Committee Report

     The Audit Committee reviewed and discussed the Company's audited financial statements with its independent auditors, PricewaterhouseCoopers LLP (PwC). These discussions included the auditor's judgments about the quality, not just acceptability, of the Company's accounting principles as applied in its financial reporting. PwC, the Audit Committee and management also discussed matters such as the clarity, consistency and completeness of the accounting policies and disclosures, with a particular focus on critical accounting policies.

     The Audit Committee has received a letter from PwC required by Independence Standards Board Standard No. 1 disclosing all relationships between PwC and its related entities and the Company. The Audit Committee discussed with PwC their independence as the Company's independent auditors. In addition, the Audit Committee has considered whether the provision of non-audit services by PwC is compatible with maintaining PwC's independence. The Audit Committee also reviewed and discussed the Company's audited financial statements with management.

     Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report to shareholders for the fiscal year ended September 30, 2004 for filing with the Securities and Exchange Commission.

                                          Elizabeth C. Bogan, Ph.D., Chairperson
                                          William A. Benton
                                          Donald M. Halsted
                                          Robert J. McMullan

   Nominating and Administration Committee

     The Nominating and Administration Committee is comprised entirely of independent directors (Mr. Ahalt, Mr. Halsted and Mr. Platt, with Mr. Ahalt serving as Chairman). In addition, all such members are independent as such term is defined by the American Stock Exchange's Company Guide. In accordance with its charter, the Committee, among other duties, is responsible for: (i) nominating persons for election or appointment: (a) as additions to the Board of Directors, (b) to fill vacancies which, from time to time, may occur in the Board of Directors and (c) for election by shareholders of the Company at meetings called for the election of directors; (ii) nominating persons for appointment as members of each committee of the Board of Directors, including, without limitation, the Audit Committee, the Nominating and Administration Committee, and the Pricing Committee; (iii) reviewing from time to time the compensation, if any, payable to the directors and making recommendations to the Board of Directors regarding compensation; (iv) reviewing and evaluating from time to time the functioning of the Board of Directors and the various committees of the Board of Directors; (v) overseeing the selection of independent legal counsel to the independent directors; and (vi) monitoring the performance of independent legal counsel employed by the Company and the independent directors.

     After a determination by the Nominating and Administration Committee that a person should be nominated as an additional director, or as soon as practical after a vacancy occurs or it appears that a vacancy is about to occur for a director position on the Board of Directors, the Nominating and Administration Committee will nominate a person for appointment by a majority of the independent directors to add to the Board of Directors or to fill the vacancy. Prior to a meeting of the shareholders of


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the Company called for the purpose of electing directors, the Nominating and
Administration Committee will nominate one or more persons for election as directors at such meeting.

     Evaluation by the Nominating and Administration Committee of a person as a potential nominee to serve as a director, including a person nominated by a shareholder, should result in the following findings by the Nominating and Administration Committee: (i) upon advice of independent legal counsel to the independent directors, that the person will qualify as an independent director (applicable only to the nomination of independent directors), and that the person is otherwise not disqualified under the Investment Company Act from serving as a director of the Company; (ii) with respect to the nomination of independent directors only, that the person is free of any material relationship with the Company (other than as a shareholder of the Company), that would interfere with the exercise of independent judgment; (iii) that the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a director; (iv) that the person can make a positive contribution to the Board of Directors and the Company, with consideration being given to the person's business experience, education and such other factors as the Nominating and Administration Committee may consider relevant; (v) that the person is of good character and high integrity; (vi) that the person has desirable personality traits including independence, leadership and the ability to work with the other members of the Board of Directors; (vii) that the person is not an AMEX employee or floor member; and (viii) that the composition of the Board of Directors is varied as to educational background, business experience and occupation.

     Consistent with the Investment Company Act, the Nominating and Administration Committee can consider recommendations from management in its evaluation process.

     The Nominating and Administration Committee will consider nominees recommended by a shareholder to serve as director, provided: (i) that such person is a shareholder of record at the time he or she submits such names and is entitled to vote at the meeting of shareholders at which directors will be elected; and (ii) that the Nominating and Administration Committee, shall make the final determination of persons to be nominated. The Nominating and Administration Committee will evaluate nominees recommended by a shareholder to serve as directors in the same manner as they evaluate nominees identified by the Nominating and Administration Committee.

     A shareholder may nominate an individual for election to the Board of Directors at the 2006 Annual Meeting of shareholders if the shareholder: (1) is a shareholder of record at the time of giving notice to the Company; (2) is a shareholder of record at the time of the 2006 Annual Meeting; (3) is entitled to vote at the 2006 Annual Meeting; and (4) has complied with the notice procedures in the Company's Bylaws. The notice procedures require that a shareholder submit the nomination in writing to the Secretary of the Company no earlier than September 16, 2005 but no later than October 16, 2005. The notice must contain all information relating to the nominee required for proxy solicitations by Regulation 14A under the Securities Exchange Act of 1934, as amended, (including the individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The notice must also contain the shareholder's name and address as they appear on the Company's books (and the name and address of any beneficial owner, on whose behalf the nomination is made) and the number of shares of stock owned beneficially and of record by such shareholder and shareholder nominee.

     A current copy of the Nominating and Administration Committee Charter is set forth in Appendix B.


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

   Pricing Committee

     The Pricing Committee is comprised of three members, two of whom are independent directors (Mr. Ahalt and Mr. Platt, with Mr. Ahalt serving as Chairman) and one of whom is an interested person (Mr. Dinsmore). In accordance with its charter, the Committee assists the Company's investment adviser, Davis-Dinsmore, in its valuation of the Company's portfolio securities when pricing anomalies arise and the full Board is not available to assist Davis-Dinsmore in making a fair value determination.

     It is anticipated that the Committee will meet only as pricing anomalies or issues arise that cannot be resolved by the entire Board due to time constraints.

Board and Committee Meeting Attendance

     During the 2004 fiscal year, the Board of Directors met nine times, the Audit Committee met four times and the Nominating and Administration Committee met four times. The Pricing Committee did not meet. All directors attended at least 75% of all Board and Committee meetings held during the 2004 fiscal year. The Company's policy regarding Board member attendance at annual meetings of shareholders is that directors are encouraged but not required to attend such annual meetings. Each of the Company's then current directors attended the Company's 2004 annual meeting of shareholders.

Shareholder Communications with the Board of Directors

     The Company adopted Shareholder Communication Procedures (the "Procedures") that set forth the process by which shareholders of the Company may send communications to the Board of Directors. If a shareholder sends a recommendation of a nominee to the Board of Directors or to an individual director, such communication would be covered by the Procedures. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and communications made in connection with such proposals are not subject to the Procedures. The Company's Bylaws also contain provisions requiring a shareholder to provide advance notice of his or her intention to nominate, at the Company's annual meeting of shareholders, an individual for election as director.

     Pursuant to the Procedures, shareholders should send their communications to the Shareholder Relations Group. Communications may be sent by regular mail or delivery service to the following address: 65 Madison Avenue, Suite 550, Morristown, NJ 07960. Email communications may be sent to: info@ellsworthfund.com. All shareholder communications that are directed to the Board of Directors or an individual director of the Company in his or her capacity as director and received by the Shareholder Relations Group shall be promptly forwarded to the individual director of the Company to whom they were addressed or to the full Board, as applicable. Copies of all such shareholder communications will also be distributed to the Chairs of each of the Company's Audit Committee and Nominating and Administration Committee, and to counsel for the Company and for the independent directors. Counsel for the Company and for the independent directors, upon receipt of its copy of a shareholder communication, shall work with such Chairs and counsel for the independent directors to determine whether such shareholder communication should be distributed to any directors to whom it was not sent and whether and in what manner the directors should respond to such shareholder communication. Responses, if any, to shareholder communications shall be coordinated by counsel for the Company and for the independent directors, working with the Chairs.

Directors' Compensation

     Mr. Dinsmore and Ms. O'Keeffe are the only officers of the Company or Davis-Dinsmore who serve on the Board of Directors. Each director who is not an officer of the Company or Davis-Dinsmore currently receives (1) an annual fee of $5,000, (2) $1,000 plus expenses for each Board meeting attended, (3) $1,000 for each shareholders' meeting attended,
(4) $1,000 plus expenses for each Committee meeting attended that is not held in conjunction with a Board meeting, and (5) $500 for each Committee meeting attended that is held in conjunction with a Board meeting. The chairperson of each Committee receives an additional $200 per Committee meeting.

     Davis-Dinsmore is the Company's investment adviser and is also the investment adviser to Bancroft. Because of this connection, Bancroft and the Company make up a "fund complex" (Fund Complex). The following table shows the compensation that was paid to the directors solely by the Company as well as by the Fund Complex as a whole during the 2004 fiscal year.

                                                    Aggregate Compensation      Total Compensation
                                                         From Company           From Fund Complex
                                                    ----------------------      ------------------
Thomas H. Dinsmore......................                  $  -0-                      $-0-
Jane D. O'Keeffe........................                  $  -0-                      $-0-
Gordon F. Ahalt.........................                  $17,000                     $33,000
William A. Benton.......................                  $16,000                     $31,500
Elizabeth C. Bogan, Ph.D................                  $17,800                     $35,100
Donald M. Halsted, Jr...................                  $19,800                     $39,100
George R. Lieberman 1...................                  $18,500                     $36,500
Duncan O. McKee.........................                  $14,000                     $27,000
Robert J. McMullan2.....................                  $-0-                        $-0-
Nicolas W. Platt........................                  $15,000                     $29,000

1.   Mr. Lieberman retired as a director as of October 18, 2004.
2.   Mr. McMullan was appointed director as of November 15, 2004.

                                   PROPOSAL 2

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     Although not required to do so, the Board of Directors seeks your ratification of the Audit Committee's appointment of PricewaterhouseCoopers LLP
(PwC) as the Company's independent auditors for the 2005 fiscal year. The Board of Directors believes that the shareholders should have the opportunity to vote on this matter. If the appointment is not ratified, the Audit Committee will meet to select new independent auditors. We do not expect that a representative from PwC will be present at the Annual Meeting. However, should a PwC representative choose to attend, he or she will have an opportunity to make a statement and to respond to appropriate questions. The Audit Committee has considered whether the provision of the non-audit services provided by PwC, as set forth below, is compatible with maintaining PwC's independence. The Audit Committee also has considered whether the provisions of non-audit services that were rendered to Davis-Dinsmore that were not pre-approved pursuant to SEC regulations is compatible with maintaining PwC's independence.

Fees Billed by PwC Related to the Company

     Set forth in the table below are the aggregate fees billed to the Company by PwC for services rendered to the Company during the Company's last two fiscal years ended September 30, 2003 and September 30, 2004.

   Fiscal Year Ended
      September 30            Audit Fees       Audit-Related Fees(1)      Tax Fees(2)      All Other Fees
      ------------            ----------       --------------------       -----------      --------------
          2003                 $32,827                   $0                 $2,200               $0
          2004                 $34,400                 $9,785               $2,500               $0

(1) "Audit-Related Fees" include those fees billed to the Company by PwC in connection with its review of the Company's Registration Statement on Form N-2 relating to the Company's Rights Offering. All Audit-Related Fees were pre-approved by the Company's audit committee and no Audit-Related Fees were approved by the Company's audit committee pursuant to section 2.01(c)(7)(i)(C) of Regulation S-X, which waives the pre-approval requirement for certain de minimus fees.

(2) "Tax Fees" include those fees billed by PwC in connection with its review of the Company's income tax returns. All Tax Fees were pre-approved by the Company's audit committee and no Tax Fees were approved by the Company's audit committee pursuant to section 2.01(c)(7)(i)(C) of Regulation S-X, which waives the pre-approval requirement for certain de minimus fees.

Non-Audit Services

     During each of the last two fiscal years ended September 30, 2003 and September 30, 2004, PwC did not provide any non-audit services to the Company or Davis-Dinsmore or its affiliates or otherwise bill the Company or Davis-Dinsmore or its affiliates for any such non-audit services.

Audit Committee Pre-Approval Policies and Procedures

     The Audit Committee pre-approves all audit and permissible non-audit services that are proposed to be provided to the Company by its independent auditors before they are provided to the Company. Such pre-approval also includes the proposed fees to be charged by the independent auditors for such services. The Audit Committee may delegate the pre-approval of audit and permissible non-audit services and related fees to one or more members of the Audit Committee who are "independent," as such term is defined in Rule 10A-3(b)(1)(iii) under the Exchange Act. Any such member's decision to pre-approve audit and/or non-audit services and related fees shall be presented to the full Audit Committee, solely for informational purposes, at their next scheduled meeting.

     The Audit Committee also pre-approves non-audit services to be provided by the Company's independent auditors to the Company' investment adviser if the engagement relates directly to the operations and financial reporting of the Company and if the Company' independent auditors are the same as, or affiliated with, the investment adviser's auditors.

         The Board of Directors recommends that you vote FOR Proposal 2.

                                   PROPOSAL 3

                         AMENDMENT TO COMPANY'S CHARTER

Background

     The Company's common stock trades on the American Stock Exchange. For the 12 weeks that ended on November 12, 2004, the average market price for each share was approximately [ ]% less than its weekly net asset value. In this circumstance, Article IX of the Company's Charter requires the Board of Directors to adopt a proposal, to the extent consistent with the Investment Company Act, to submit a Charter amendment to shareholders that would permit shareholders to sell their shares back to the Company at their net asset value on March 31, June 30, and September 30, 2005.

     At the Annual Meeting, you will be asked to approve or disapprove the following resolution:

          RESOLVED, that the Company's Charter be and it is hereby amended by adding a new Article XII to read in full as follows:

                                   ARTICLE XII

          Each holder of shares of common stock of the Corporation shall have the right to tender all of such shares to the Corporation for purchase on March 31, 2005, June 30, 2005 and September 30, 2005 (each, a "Purchase Date") at net asset value as of the close of business on each such Purchase Date; provided, however, that no such right shall exist unless the Corporation receives a "no-action" letter or interpretive or exemptive relief from the Securities and Exchange Commission permitting such right; and provided further, however, that the Corporation may suspend such right (a) for any period (i) during which the New York Stock Exchange is closed other than customary week-end and holiday closings or (ii) during which trading on the New York Stock Exchange is restricted; (b) for any period during which an emergency exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (c) for such other periods as the Securities and Exchange Commission may by order permit for the protection of security holders of the Corporation.

The Board of Directors, including all the directors who are not affiliated with Davis- Dinsmore Management Company, recommends that you vote AGAINST Proposal 3.

Factors Considered by the Board of Directors

     In opposing the adoption of the proposed amendment to the Company's Charter, the Board of Directors considered the following factors:

   Past Performance of the Company

     The Company was established as a vehicle for long-term investment through participation in a professionally managed portfolio of convertible securities. The Company's investment objectives are to provide for income and potential for capital appreciation (which objectives the Company considers to be relatively equal, over the long term, due to the nature the securities in which it invests). The Board of Directors believes that the Company has succeeded in meeting its objectives. The following table illustrates the growth in the net asset value and market price of the Company's common stock:

-----------------------------------------------------------------------------------------------------------------
                                       Percentage Increase in Net Asset
                                       Value with Dividends and Capital            Total Investment Return
                                     Gains Reinvested at Net Asset Value           Based on Market Price 3
-----------------------------------------------------------------------------------------------------------------
              Period                     Unadjusted          Adjusted         Unadjusted for        Adjusted
                                          for the            for the           the Company's         for the
                                      Company's 2003      Company's 2003       2003 Rights       Company's 2003
                                     Rights Offering(1)  Rights Offering(2)    Offering(1)      Rights Offering(2)
-----------------------------------------------------------------------------------------------------------------
Fiscal Year Ended
September 30, 2004                         5.23%               7.34%              2.83%             5.12%
-----------------------------------------------------------------------------------------------------------------
Five years ended
September 30, 2004                        20.11%              22.76%             39.53%             42.38%
-----------------------------------------------------------------------------------------------------------------
Ten Years ended
September 30, 2004                       147.45%             150.13%            196.10%            201.03%
-----------------------------------------------------------------------------------------------------------------
June 1986 (beginning of
operations) through
September 30, 2004                       372.85%(2)          382.38%            409.29%(2)         411.11%
-----------------------------------------------------------------------------------------------------------------

1 Source: Lipper, Inc. Closed-End Fund Performance Analysis, dated September 30, 2004.
2    Source: Davis-Dinsmore.
3 Assumes reinvestment of dividends and capital gains at prices obtained pursuant to the Company's dividend reinvestment plan.

     The Board of Directors also looked at the following measurements of the Company's performance:

     o During the 2004 fiscal year, the Company paid distributions of $0.315 per share from investment income. This represented approximately 3.6% of the shares' average weekly net asset value and approximately 4.0% of their average weekly closing market price.

     o In addition, on October 18, 2004, the Company declared a distribution payable on November 24, 2004 of $0.085 per share from investment income. On the date it was declared, this distribution represented approximately 1.1% of the closing market price of the Company's shares.

     How the Company has performed in the past is not a guarantee of how it will perform in the future. However, the Board of Directors believes that the Company will continue to serve as an appropriate investment vehicle for its shareholders by providing for income and the potential for capital appreciation.

   Market Discounts May Provide Investment Opportunities

     Over the past several years, numerous closed-end funds whose shares are traded on exchanges have seen their shares trade at a discount to net asset value. In many instances these discounts have increased in recent years. A number of factors can influence the size of the discount, including demand for a fund's shares, the extent to which analysts report on a fund, and a fund's performance.

     When an investor buys shares of a closed-end fund at a price that is lower than the fund's net asset value, the investor gets an ownership interest in an investment portfolio valued at more per share than the investor paid for the shares. For example, if a fund has a net asset value per share of $10.00, but a market value per share of $9.00, an investor will earn a return on securities with a value ($10.00) that is higher than his or her investment ($9.00). This will result in a higher return on the investor's money than would have been the case if the investor paid net asset value. For this reason, the Board of Directors believes that market discounts may present investment opportunities for investors. To the extent investors act upon this investment opportunity, they may increase the demand for and liquidity of a closed-end fund's shares.

     In making its recommendation that shareholders vote against the Charter amendment, the Board of Directors recognized that so long as the market discount remains stable (or is reduced), investors who sell their shares are not in a worse position than when they purchased their shares as a result of the discount. For example, if on a given date the Company has a net asset value per share of $10.00 and a market value per share of $8.50, investors who purchased shares on that date bought them at a 15% discount from net asset value. Assume the net asset value per share later increased to $11.00. If the market value per share concurrently increased to $9.35, the discount would have remained at 15%. In examining the return to investors, based upon net asset value, the shares increased in value from $10.00 to $11.00, or 10%. Based upon market value, the shares increased in value from $8.50 to $9.35, or 10%. In this example, investors who sold their shares on the later date were not in a worse position because of the discount.

     The Board of Directors also recognized that if the market price did not increase to the same extent that the net asset value increased (thereby resulting in an increase in the market discount), investors who sell their shares would receive a return on their investment, based upon market value, that is lower than the return on investment, based upon net asset value. In addition, if the market price declines to a price that is lower than the market price when the investor purchased their shares, investors who sell their shares would recognize a loss on their investment. For example, assume the net asset value per share of the Company's stock increased from $10.00 to $11.00, while the market value per share increased from $8.50 to $9.00. This would result in a market value that is at an 18.2% discount from the $11.00 per share net asset value. This increase in market value from $8.50 to $9.00, or 5.9%, would be lower than the 10% increase in net asset value. Investors who sold their shares would still recognize a gain on their investment, but not to the extent that the net asset value increased. If the discount increased to more than 22.7%, so that the market price was less than $8.50, investors who purchased their shares at $8.50 and sold at a lower price would recognize a loss upon the sale.

     The Board of Directors has concluded that the future of the Company should not be tied to whether its shares have traded at a market discount. Instead, the Company's future should be based on its success in meeting its investment objective. In making its recommendation, the Board of Directors recognized that it had reached the same conclusion in prior years.

   Tenders Would Adversely Affect the Company's Operations and Performance

     The Board of Directors believes that to require the Company to repurchase its shares would not be in the best interests of the Company and its shareholders as a whole because of the effect that repurchases would have on-

     o The Company's expense ratio. Fewer shareholders would have to bear the Company's fixed expenses.

     o The Company's investment performance and its ability to achieve its investment objective. The Company might have to sell some of its more liquid and more desirable portfolio securities to raise the cash it would need to repurchase its shares. This could leave the Company with less desirable holdings.

     o The Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended. In order to maintain its status as a regulated investment company under the Code, the Company must satisfy certain quarterly diversification and annual distribution requirements. The sale of securities to pay the purchase price for the tendered shares might cause the Company's portfolio to lack sufficient diversification for purposes of the Code requirement. In addition, payment of the purchase price for the tendered shares might eliminate cash and other liquid investments that would otherwise be available to pay dividends in satisfaction of the distribution requirement of the Code.

     o The Company's continued existence. The Board of Directors might have to recommend the liquidation, merger or other reorganization of the Company if the Company were to become too small to be operated efficiently.

   Value of the Company's Portfolio

     The Company would have to sell securities from its portfolio to pay for shares that it would be required to repurchase. In doing so, the Company would have to pay transaction costs. In addition, the Company might have less bargaining power in the sale of its securities if the purchasers knew that the Company was required to sell its portfolio securities to raise money for shares being repurchased. This might result in the Company selling securities at lower prices than it otherwise would. These transaction costs and potential lower prices might reduce the net asset value of the Company's shares and, therefore, the amounts payable to shareholders who sell their shares back to the Company at their net asset value.

   Compliance with the Investment Company Act May Delay or Prevent
   Implementation

     The Company's Charter requires that, if the conditions of Article IX of the Charter are met, the Board of Directors will adopt a proposal, to the extent consistent with the Investment Company Act, to amend the Charter to give the shareholders the right to tender their shares to the Company. The proposed Charter amendment provides that shareholders will not have the right to tender their shares unless the Company receives a no-action letter or interpretive or exemptive relief from the Securities and Exchange Commission (Commission) permitting such right to tender.

     In previous years, the staff of the Division of Investment Management at the Commission has advised the Company that, if the Charter amendment is approved, the Company would need to comply with the provisions of Rule 23c-3 under the Investment Company Act to avoid the possible characterization of the Company's shares as redeemable securities. Rule 23c-3 permits a closed-end fund such as the Company to conduct periodic repurchases of its shares, subject to compliance with the conditions of the Rule, without being deemed to be an issuer of redeemable securities. One of the conditions of the Rule is that the share repurchases be conducted pursuant to a fundamental policy, changeable only by an Investment Company Act Majority vote of the shareholders. Compliance with this condition would require shareholder approval of the fundamental policy. If a closed-end company engages in share repurchases under the Rule but does so other than pursuant to a fundamental policy, share repurchases may not be made any earlier than two years after a prior share repurchase.

     The Company cannot predict at this time whether, if the shareholders approve the Charter amendment, it will be able or willing to comply with the provisions of Rule 23c-3. As a result, even if the shareholders approve the Charter amendment, shareholders will not have the right to tender their shares to the Company until the Company takes further action to comply with the Investment Company Act by obtaining a no-action letter or exemptive or interpretive relief from the Commission so that it can conduct share repurchases in accordance with the provisions of its Charter. There can be no assurance that the Company would be able to obtain any such no-action letter or interpretive or exemptive relief from the Commission.

   Continued Listing on the American Stock Exchange

     The Company's shares are listed on the American Stock Exchange. Although unlikely, the shares could be delisted if the total market value of publicly held shares and the Company's net assets are each less than $5 million for more than 60 consecutive days, or less than 200,000 shares are publicly traded, or there are less than 300 round-lot holders of the shares, or the Company ceases to qualify as a closed-end fund under the Investment Company Act. Share repurchases will not reduce the Company's authorized capital.

Potential Advantages to Shareholders

     In making its recommendation, the Board of Directors recognized that the Company's market discount has been greater than 5% in three of the past five years. For example, the market price per share was 16.5% less than the Company's net asset value per share at September 30, 2000, was 3.7% less than the net asset value per share at September 30, 2001, was 3.3% less than net asset value per share at September 30, 2002, was 6.2% less than net asset value per share at September 30, 2003 and was 8.7% less than net asset value per share at September 30, 2004. The Board of Directors also recognized that the average trading volume for the Company's shares is less than the average trading volume for companies generally on the American Stock Exchange. The Board of Directors considered two potential advantages for shareholders in adopting the proposed Charter amendment:

     o If shareholders wanted to sell shares, they would be able to do so at their net asset value instead of at their market price, which averaged 10.1% less than their net asset value for the last fiscal year, and has averaged 9.7% less than net asset value over the past five fiscal years. By doing this, shareholders would maximize the return on their investment in the near term.

     o The market price for the shares may increase, thereby reducing the market discount.

However, the effect of the Company's transaction costs and potentially reduced bargaining power if it had to sell its portfolio securities might decrease the net asset value of the Company's shares and, therefore, the amounts paid to shareholders who sell their shares back to the Company.

Potential Conflicts Disclosed

     Two of the directors who considered this proposal (Mr. Dinsmore and Ms. O'Keeffe) are interested directors because they are directors, officers and shareholders of Davis-Dinsmore Management Company, the Company's investment adviser. If the Company repurchased its shares, the Company would become smaller and this would result in a reduction of the fees that the Company pays to Davis-Dinsmore. The interested directors acknowledged the effect that the Charter amendment would have on Davis-Dinsmore, but indicated that, in considering their recommendation, they focused on the long-term interests of the Company and its shareholders as a whole and believed that the Charter amendment was not in the best interests of the Company and its shareholders as a whole.

Federal Income Tax Treatment

     Generally, shareholders who tender all their shares would recognize a capital gain (or loss) for federal income tax purposes to the extent the amount they receive is greater (or less) than the amount they paid for their shares. This capital gain (or loss) will be taxed as long-term capital gain (or loss) if shares tendered have been owned for more than one year. A shareholder that is not a corporation is subject to federal income tax on long-term capital gain at a maximum rate of 15%. However, amounts received by tendering shareholders could be taxed as dividends in circumstances where, after application of the constructive ownership rules of the Code, the purchase of their shares by the Company did not constitute a complete termination of their interest, a substantially disproportionate redemption or a distribution that was not essentially equivalent to a dividend. Because the Company is unaware of the number of shares constructively owned by each of its shareholders, the Company will be unable to designate amounts paid to repurchase its shares as "qualified dividend income." Accordingly, any such amounts that are treated as dividends will be taxed at regular ordinary income tax rates.

     Noncorporate shareholders who tender their shares may be subject to backup withholding at a 28% rate on the cash received in exchange. Backup withholding generally will not apply, however, to a shareholder who furnishes a correct taxpayer identification number and certifies under penalties of perjury that such number is correct.

How Shares Would Be Tendered

     If the proposed Charter amendment is adopted and the shareholders have the right to tender their shares, the Company will make a tender offer to shareholders in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the Investment Company Act by publication or mailing, or both. The Company will establish procedures to make the current net asset value of the Company's shares publicly available throughout the period of the tender offer. If you wish to accept the tender offer, you may be required to tender all your shares (or all shares attributed to you for federal income tax purposes under Section 318 of the Code). The Company will purchase shares tendered in accordance with the offer unless it suspends the tender offer as described above.

     If you tender your shares, you will be required to pay a fee directly to the Company's transfer agent to help to defray processing costs. We anticipate that the fee will be $25 but it could be higher or lower.

     The Company will charge against capital, costs incurred by it in connection with the tender offer. Shares that have been tendered and purchased by the Company will become authorized but unissued shares.

Limitation on Tenders

     If the proposed Charter amendment is adopted and the shareholders have the right to tender their shares, the Company will be able to suspend your rights to tender your shares during periods -

     o In which the New York Stock Exchange is closed (other than customary weekend and holiday closings) or trading on it is restricted.

     o In which, because of an emergency, it is not reasonably practicable for the Company to sell its portfolio securities or to fairly determine the net asset value of its shares.

     o In which the Securities and Exchange Commission permits the Company to suspend rights to tender for the protection of its shareholders.

     In addition, if the proposed Charter amendment is adopted and the shareholders have the right to tender their shares, the Company intends to follow a policy (which it may change) of suspending your rights to tender your shares if, in the Board of Directors' judgment, at the time the tender offer commences, or during the tender offer period-

     o Legal action is begun or threatened that challenges the tender of the Company's shares or otherwise materially adversely affects the ability of the Company to conduct the tender offer.

     o Federal, state or foreign authorities declare a banking moratorium on banks in the United States, New York or in foreign countries in which the Company invests, and such moratorium materially adversely affects the ability of the Company to obtain liquid assets necessary to honor tenders.

     o Federal, state or foreign authorities limit the extension of credit by lending institutions or the exchange of foreign currency and those limitations materially adversely affect the ability of the Company to obtain liquid assets necessary to honor tenders.

     o War, armed hostilities, terrorist attacks or other calamity occurs that directly or indirectly involves the United States or other countries in which the Company invests and such calamity materially adversely affects the ability of the Company to obtain liquid assets necessary to honor tenders.

     The Company will reinstate your rights to tender your shares once any of the above events no longer materially adversely affects the Company's ability either to conduct the tender offer, or obtain liquid assets necessary to honor tenders, as applicable.

                             ADDITIONAL INFORMATION

Investment Adviser

     Davis-Dinsmore Management Company, 65 Madison Avenue, Morristown, New Jersey 07960, is the Company's investment adviser.

Executive Officers

     The Company's executive officers are elected by the Board of Directors, receive no compensation from the Company and hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal. Information about these officers is presented below.

     Thomas H. Dinsmore is Chairman and Chief Executive Officer of the Company. Mr. Dinsmore is also a director of the Company and information about him is presented earlier in this proxy statement under "Proposal 1, Election of Directors - Nominee Who is an Interested Person and Whose Term Will Expire in 2008."

     Jane D. O'Keeffe is President of the Company. Ms. O'Keeffe is also a director of the Company. Information about Ms. O'Keeffe is presented earlier in this proxy statement under "Proposal 1, Election of Directors - Information about the Company's Other Directors - Continuing Director Who is an Interested Person."

     H. Tucker Lake, Jr., 57, has been Vice President of the Company and of Bancroft since 2002. From 1994 until 2002, he was Vice President, Trading of the Company. He has been a Vice President of Davis-Dinsmore since 1997.

     Joshua P. Lake, 28, has been Treasurer of the Company and Bancroft since April 2004, and Assistant Secretary of the Company and Bancroft since February 2002. From February 2002 until April 2004, Mr. Lake was Assistant Treasurer of the Company and Bancroft. He has also been Assistant Treasurer and Assistant Secretary of Davis-Dinsmore since February 2002.

     Gary I. Levine, 47, has been Executive Vice President and Chief Financial Officer of the Company and Bancroft since April 2004, and Secretary of the Company and Bancroft since November 2003. From 2002 until 2004, Mr. Levine was Vice President and Chief Financial Officer of the Company and Bancroft, and Treasurer of the Company and Bancroft from 1993 until 2004. He had been Assistant Secretary of the Company and Bancroft from 1986 until 2003. He has been Executive Vice President of Davis-Dinsmore since April 2004 and Treasurer since 1997.

     Germaine M. Ortiz, 35, has been a Vice President of the Company since 1999. She has also been a Vice President of Davis-Dinsmore since 1999. She was Assistant Vice President of the Company, Bancroft and Davis-Dinsmore from 1996 to 1999. From 1993 to 1996, Ms. Ortiz was an Assistant Analyst with Davis-Dinsmore.

     Mercedes A. Pierre, 43, has been Vice President of the Company and Bancroft since April 2004, and Chief Compliance Officer of the Company and Bancroft since July 2004. She has also been Assistant Treasurer of the Company and Bancroft since February 1998. Ms. Pierre has been Vice President and Chief Compliance Officer of Davis-Dinsmore since June 2004.

Certain Relationships

H. Tucker Lake, Jr. is the cousin of Thomas H. Dinsmore and Jane D. O'Keeffe, and the father of Joshua P. Lake.

Security Ownership of Management

     The Company's directors, nominees for director and officers own the shares of the Company's common stock shown on the following table as of October 31, 2004

                                                        Shares of Company
                                                       Owned Beneficially*
                                                       -------------------
Gordon F. Ahalt....................................           2,400
William A. Benton..................................           7,205
Elizabeth C. Bogan, Ph.D...........................          24,176
Thomas H. Dinsmore.................................          36,017(1)
Donald M. Halsted, Jr..............................           2,489
Duncan O. McKee....................................           4,273
Robert J. McMullan.................................            None
Jane D. O'Keeffe...................................          10,446(2)
Nicolas W. Platt...................................           1,192
H. Tucker Lake, Jr.................................          14,337(3)
Gary I. Levine.....................................           2,560(4)
Germaine M. Ortiz..................................           1,617(5)
Mercedes A. Pierre.................................           2,472(6)
Joshua P. Lake.....................................             450(7)

* Represents for each director and officer less than 1% of the outstanding shares of the Company. As of October 31, 2004, directors and officers of the Company beneficially owned in the aggregate 109,634 shares of the Company representing approximately 0.9% of the outstanding shares. Except as otherwise indicated, each director and officer possesses sole investment and voting power with respect to shares beneficially owned.
(1) Includes (i) 464 shares held in trust for the benefit of Mr. Dinsmore's minor children, (ii) 4,475 shares which Mr. Dinsmore owned jointly with his wife, and (iii) 3,138 shares owned solely by his wife, as to which shares Mr. Dinsmore disclaims beneficial ownership.
(2) Includes (i) 1,370 shares held in trust for the benefit of Ms. O'Keeffe's minor children, and (ii) 1,386 shares owned jointly with her husband.
(3) Includes (i) 11,415 shares owned by Mr. Lake's spouse and (ii) 177 shares held in trust for Mr. Lake's child.
(4) Includes (i) 323 shares as to which Mr. Levine possesses shared investment and voting power, (ii) 519 shares held in trust for the benefit of Mr. Levine's minor children, and (iii) 1,718 shares owned by his wife.
(5) Includes 579 shares as to which Ms. Ortiz possesses shared investment and voting power.
(6) Includes 398 shares as to which Ms. Pierre possesses shared investment and voting power.
(7) Includes 89 shares as to which Mr. Lake possesses shared investment and voting power.

     Set forth below is the dollar range of equity securities beneficially owned 1 in both the Company and Fund Complex by each director and each nominee for election as a director of the Company as of October 31, 2004.2

                                                                                Aggregate Dollar Range of
                                                                                Equity Securities in All
                                                                                 Funds Overseen or to be
                                                    Dollar Range of Equity     Overseen by the Director or
                                                        Securities in                    Nominee
                                                       the Company(3)              in Fund Complex(4)
                                                    ----------------------     ---------------------------
Gordon F. Ahalt....................................      $10,001-$50,000              $10,001-$50,000
William A. Benton..................................      $50,001-$100,000              over $100,000
Elizabeth C. Bogan, Ph.D...........................       over $100,000                over $100,000
Thomas H. Dinsmore.................................       over $100,000                over $100,000
Donald M. Halsted, Jr..............................      $10,001-$50,000             $50,001-$100,000
Duncan O. McKee....................................      $10,001-$50,000             $50,001-$100,000
Robert J. McMullan(5)..............................            None                        None
Jane D. O'Keeffe...................................      $50,001-$100,000              over $100,000
Nicolas W. Platt...................................         $1-$10,000                $10,001-$50,000

(1) Beneficial ownership has been determined based upon the director's or nominee's direct or indirect pecuniary interest in the equity securities.

(2)  The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000,
     or over $100,000.

(3) The dollar range of equity securities owned in the Company is based on the closing price of $7.89 on October 29, 2004 on the American Stock Exchange.

(4) The dollar range of equity securities owned in the Fund Complex is based on the closing price of $7.89 for the Company and $18.23 for Bancroft on October 29, 2004 on the American Stock Exchange.

(5) Mr. McMullan was appointed to the Company's board of directors effective November 15, 2004.

Proxy Solicitation

     The Company expects to solicit proxies principally by mail. The Company will pay the cost of soliciting proxies and may reimburse firms and others for their expenses in forwarding solicitation materials to the beneficial owners of the Company's shares. Officers of the Company may also solicit proxies by telephone, facsimile, the Internet or personal interview, and will not receive any additional compensation for such solicitation.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act, Section 30(h) of the Investment Company Act, and the regulations of the Securities and Exchange Commission thereunder require the Company's officers and directors and direct or indirect beneficial owners of more than 10% of the Company's Common Stock, as well as Davis-Dinsmore, its directors and officers and certain of its other affiliated persons (collectively, Reporting Persons), to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it and written representations, the Company believes that all filing requirements applicable to the Reporting Persons have been complied with during the fiscal year ended September 30, 2004 except that a Form 4 report covering a 1997 gift of 400 shares by Mrs. Jean Dinsmore (a director of Davis-Dinsmore) to her grandson was not filed in a timely manner.

Shareholder Proposals

     If you want us to consider including a shareholder proposal in the Company's proxy statement for the 2006 annual meeting of shareholders, we must receive it from you no later than August 31, 2005.

     A shareholder may bring other business before the 2006 Annual Meeting of shareholders if the shareholder: (1) is a shareholder of record at the time of giving notice to the Company; (2) is a shareholder of record at the time of the 2006 Annual Meeting; (3) is entitled to vote at the 2006 Annual Meeting; and (4) has complied with the notice procedures in the Company's Bylaws. The notice procedures require that a shareholder submit the proposal in writing to the Secretary of the Company no earlier than September 16, 2005 but no later than October 16, 2005. The notice must include a brief description of the business desired to be brought before the 2006 Annual Meeting, the reasons for conducting such business at the 2006 Annual Meeting and any material interest the shareholder may have in such business. The notice must also include the shareholder's name and address as they appear on the Company's books (and the name and address of any beneficial owner on whose behalf the proposal is made), as well as the number of shares of stock owned beneficially and of record by such shareholder and beneficial owner.

                                        By order of the Board of Directors,

                                        /s/         THOMAS H. DINSMORE
                                        ----------------------------------------

                                                    Thomas H. Dinsmore
                                            Chairman of the Board of Directors
November 24, 2004

                                                                      Appendix A

                         BANCROFT CONVERTIBLE FUND, INC.
               ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.
                                  (THE "FUNDS")
                              AMENDED AND RESTATED
                            AUDIT COMMITTEES CHARTER
                     (Amended effective, November 22, 2004)

1.   Membership; Qualifications.

     a. Each Audit Committee shall have at least three members. [Section 121B(2)(a) of the American Stock Exchange ("AMEX") Company Guide.]

     b. Each member of the Audit Committees shall be able to read and understand fundamental financial statements, including a Fund's balance sheet, income statement, and cash flow statement. [Section 121B(2)(a)(ii) of the AMEX Company Guide.]

     c. At least one member of each Audit Committee must be "financially sophisticated" in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual's financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. [Section 121B(2)(a)(ii) of the AMEX Company Guide.]

     d. Each member of the Audit Committees shall be free of any material relationship with the Funds that, in the opinion of the Boards of Directors of the Funds (the "Boards"), would interfere with his or her individual exercise of independent judgment. [Section 121A of the AMEX Company Guide.]

     e. No member of the Audit Committees shall, other than in his or her capacity as a member of the Audit Committees, the Boards, or any other Board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Funds. Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Funds (provided that such compensation is not contingent in any way on continued service). [Rule 10A-3(b)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")]

     f. No member of either of the Audit Committees shall be an "interested person" of any of the Funds as defined in section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"). [Section 121A(g) and 121B(2)(a)(i) of the AMEX Company Guide; Rule 10A-3(b)(1)(iii) promulgated under the Exchange Act]

2.   Purposes. The purposes of the Audit Committees are:

     a. in their capacity as committees of the Boards, to be directly responsible for the appointment (subject to ratification by a majority of the Boards who are not "interested persons" of the Funds as defined in the 1940 Act ("disinterested directors")), compensation, retention and oversight of the work of any independent auditors employed by the Funds (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

     b. to oversee the Funds' accounting and financial reporting policies and processes, its internal controls and, as appropriate, the internal controls of their investment adviser; [Section 121B(1)(iii) of the AMEX Company Guide.]

     c. to oversee the quality and objectivity of the Funds' financial statements and the independent audit thereof; [Section 121B(1)(iii) of the AMEX Company Guide.]

     d. to the extent required by Section 10A(h) and (i) of the Exchange Act, to preapprove all audit and permissible non-audit services that are provided to the Funds by their independent auditors;

     e. to pre-approve, in accordance with Item 2.01(c)(7)(ii) of Regulation S-X, certain non-audit services provided by the Funds' independent auditors to the Funds' investment adviser, if the Funds' independent auditors are the same as, or affiliated with, the investment adviser's auditors;

     f. to the extent required by Regulation 14A under the Exchange Act, to prepare an audit committee report for inclusion in a Fund's annual proxy statement; and

     g. to serve as the Funds' qualified legal compliance committee ("QLCC") within the meaning of Part 205 of the Commission's Rules of Practice - Standards of Professional Conduct for Attorneys Appearing and Practicing before the Commission in the Representation of an Issuer (the "Attorney Conduct Rules").

3. Duties and Powers. To carry out their purposes, the Audit Committees shall have the following duties and powers:

     a. to be directly responsible for the appointment (subject to ratification by a majority of the Boards of the Funds who are not interested persons of the Funds (the "independent directors")), compensation, retention and oversight of the work of any independent auditors employed by the Funds, including reviewing with such auditors the proposed audit plans and meeting with the auditors after completion of the audit to review the work done in connection with the audit and to discuss and resolve any disagreements between management and the auditor regarding financial reporting. All of the foregoing shall be for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and each such independent auditors must report directly to the Audit Committees; [Section 10A(m)(2) of the Exchange Act, Rule 10A-3(b)(2) adopted thereunder, and Section 121B(4)4 of the AMEX Company Guide]

     b. to evaluate the independence of the Funds' independent auditors, including whether such auditors provide any consulting services to the Funds' investment adviser; to receive from such auditors a formal written statement delineating all relationships between such auditors and the Funds, consistent with Independent Standards Board Standard 1; and to actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside independent auditor; [Section 121B(1)(ii) of the AMEX Company Guide]

     c. to oversee the accounting and financial reporting process of the Funds and the audits of the financial statements of the Funds, and in connection therewith, to meet with the

          Funds' independent auditors, including private meetings, as necessary
          (i) to review the arrangements for and scope of the annual audit and any special audits and any audit plans prepared by the independent auditors for the Funds; (ii) to discuss any matters of concern relating to the Funds' financial statements, including any adjustments to such statements recommended by the independent auditors, or other results of said audit(s); (iii) to consider the independent auditors' comments with respect to the Funds' financial policies, procedures and internal accounting controls and management's responses thereto; and
          (iv) to review the form of opinion the independent auditors propose to render to the Boards and shareholders; [Section 121B(iii) of the Amex Listing Standard.]

     d. to receive and review the written disclosures and the letter from the independent auditors regarding their independence that are required by
          Item 306 of Regulation S-K, to discuss with such auditors their independence, and to consider whether the provision by such auditors of permissible non-audit services to (i) the Funds, (ii) their advisor or (iii) any person that controls, is controlled by or is under common control with such advisor that provides services to the Funds, is compatible with maintaining such auditors' independence; [Item 7(d)(3)(i) and Item 9(e)(8) of Schedule 14A, and Item 306 of Regulation S-K]

     e. to review and discuss audited financial statements contained in annual and other periodic reports to shareholders with management and the independent auditors to determine that such auditors are satisfied with the disclosure and content of the annual financial statements and the quality of the Funds' accounting and financial reporting policies, procedures and internal control over financial reporting (including the Funds' critical accounting policies and practices), and also to discuss with management and the independent auditors the clarity, consistency and completeness of accounting policies and disclosures; [Item 7(d)(3)(i) of Regulation 14A, and Item 306 of Regulation S-K]

     f. based upon a review of the items discussed in (d) and (e) above, to recommend to the Boards that the Funds' audited financial statements be included in the Funds' annual reports to shareholders; [Item 7(d)(3)(i) of Regulation 14A and Item 306 of Regulation S-K]

     g. the Audit Committees shall prepare the audit committee report that SEC rules require to be included in the Funds' annual proxy statement. [Item 7(d)(3)(i) of Regulation 14A and Item 306 of Regulation S-K]

     h. to consider the effect upon the Funds of any changes in accounting principles or practices proposed by management or the independent auditors and to review information received from management and such auditors regarding regulatory changes and new accounting pronouncements that affect net asset value calculations and financial statement reporting requirements;

     i. to the extent that certifications by officers of the Funds (the "signing officers") as to the Funds' financial statements or other financial information are required by applicable law to be included with or in the Funds' periodic reports filed with the Securities and Exchange Commission ("SEC"), to receive from such officers notifications if such certifications are not included for any reason;

     j. to meet as necessary with counsel to the Funds, counsel to the disinterested directors of the Funds and, if applicable, independent counsel or other advisers to the Audit Committees and to review information provided by all such persons on legal issues having the possibility of impacting the financial reporting process, including items of industry-wide importance and internal issues such as litigation;

     k. to the extent required by Section 10A(h) and (i) of the Exchange Act, to preapprove all audit and permissible non-audit services that are proposed to be provided to the Funds by their independent auditors before they are provided to the Funds. Such pre-approval shall also include the proposed fees to be charged by the independent auditors for such services. The Audit Committees may delegate the pre-approval of audit and permissible non-audit services and related fees to one or more members of the Audit Committees who are "independent," as such term is defined in Rule 10A-3(b)(1)(iii) under the Exchange Act. Any such member's decision to pre-approve audit and/or non-audit services and related fees shall be presented to the full Audit Committees, solely for informational purposes, at their next scheduled meeting; [Section 10A(h) and (i) of the Exchange Act]

     l. to pre-approve non-audit services to be provided by the Funds' independent auditors to the Funds' investment adviser and certain affiliated entities that provide ongoing services to the Funds if the engagement relates directly to the operations and financial reporting of any Fund and if the Funds' independent auditors are the same as, or affiliated with, the investment adviser's or certain affiliated entities' auditors; [Item 2.01(c)(7)(ii) of Regulation S-X and Item 9(e)(8) of Schedule 14A]

     m. to investigate improprieties or suspected improprieties in fund operations, including but not limited to receiving and reviewing disclosures by the Funds' signing officers to the Audit Committees of
          (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Funds' ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Funds' internal controls;

     n. to establish procedures for (i) the receipt, retention and treatment of complaints received by the Funds regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Funds (or the Funds' investment adviser) of concerns regarding questionable accounting or auditing matters [Section 10A(m)(4) of the Exchange Act, Rule 10A-3(b)(3) adopted thereunder, and Section 121B(4) of the AMEX Company Guide]

     o. to receive and review information provided by management and the independent auditors regarding the Funds' accounting system and controls, including but not limited to receiving from the Funds' independent auditors information concerning (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Funds, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by such independent auditors, and (iii) other material written communications between such independent auditors and the management of the Funds such as the management letter or schedule of unadjusted differences; [Section 10A(k) of the Exchange Act]

     p. to carry out the responsibilities of a QLCC as set forth in the Attorney Conduct Rules, and in connection therewith: (i) to adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law (a "Material Violation"); (ii) to report to the Fund's chief executive officer any report of evidence of a Material Violation (iii) to determine whether an investigation is necessary regarding any report of evidence of a Material Violation by the Fund, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to: (A) notify the full Board; (B) initiate an investigation, which may be conducted by outside attorneys; and (C)retain such additional expert personnel as the Audit Committee deems necessary; and (iv) at the conclusion of any such investigation, to: (A) recommend, by majority vote, that the Fund implement an appropriate response to evidence of a Material Violation; and (B) inform the chief executive officer and the Board of the results of any such investigation and the appropriate remedial measures to be adopted; and (v) acting by majority vote, to take all other appropriate action, including the authority to notify the Commission in the event that the Fund fails in any material respect to implement an appropriate response the Audit Committee has recommended the Fund to take; [Attorney Conduct Rules]

     q. to receive reports of violations and potential violations of the Funds' Code of Ethics for Principal Financial Officers (the "Code") from the Funds' Compliance Officer or his/her designee, and determine whether a violation has occurred;

     r. to inform the disinterested directors of the Funds of any violation of the Code; and

     s. to report their activities to the full Boards on a regular basis and to make such recommendations and/or decisions with respect to the above and other matters as the Audit Committees may deem necessary or appropriate.

4. Appointment of Independent Auditors. The Audit Committees shall appoint the Funds' independent auditors at an in-person meeting. If, at any time, the approval by the Audit Committees of the Funds' independent auditors constitutes an approval of such auditors by less than a majority of the disinterested directors, such approval shall be ratified by a majority of the Funds' disinterested directors at the next regularly scheduled in-person meeting of the Boards; [Section 32(a)(1) of the Investment Company Act of 1940, as amended]

5. Meetings. The Audit Committees shall meet on a regular basis as often as necessary to fulfill its responsibilities, including in connection with the issuance of the Funds' financial statements. The Audit Committees may meet either on their own or in conjunction with meetings of the full Boards. Meetings of the Audit Committees may be held in person or by conference telephone. Where appropriate, the Audit Committees may take action by unanimous written consent in lieu of a meeting. [Section 121B(3) of the AMEX Company Guide]

     The Audit Committees shall regularly meet with the Treasurer of the Funds.

6.   Authority; Funding.

     a. The Audit Committees shall have the resources and authority appropriate to carry out their duties, including the authority to engage independent counsel and other advisers, experts or consultants as they deem necessary to carry out their duties, all at the expense of the appropriate Fund(s). [Section 10A(m)(5) of the Exchange Act, Rule 10A-3(b)(4) adopted thereunder, and Section 121B(4) of the AMEX Company Guide]

     b. The Funds shall provide for appropriate funding, as determined by the Audit Committees, in their capacity as committees of the Boards, for payment of compensation (i) to the independent auditors employed by the Funds for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Funds and
          (ii) to any independent counsel or other advisers employed by the Audit Committees. [Section 10A(m)(6) of the Exchange Act, Rule 10A-3(b)(5) adopted thereunder, and Section 121B(4) of the AMEX Company Guide]

7. Annual Internal Performance Evaluation. Each year the Audit Committees shall conduct an internal evaluation of the performance of the Audit Committees.

8. Good Faith Reliance. In performing their duties under this Charter, members of the Committee shall be entitled to rely in good faith upon the records of the Funds and upon such information, opinions, reports and statements presented to the Audit Committees by the officers and employees of the Funds and of Davis-Dinsmore Management Company, and by the Funds' independent auditors.

9. Review of Charter. The Audit Committees shall review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Boards. This Charter may be amended only by the approval of the Boards, and a majority of the disinterested directors. [Section 121B(1) of the AMEX Company Guide]

10. Maintenance of Charter. Each Fund shall maintain and preserve in an easily accessible place a copy of this Charter and any modification to this Charter.

                                                                      Appendix B

                         BANCROFT CONVERTIBLE FUND, INC.
               ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.
                                  (THE "FUNDS")
                              AMENDED AND RESTATED
                NOMINATING AND ADMINISTRATION COMMITTEES CHARTER
                               (November 22, 2004)

1.   Membership; Qualifications.

     a. Each member of the Nominating and Administration Committees (the "Committees") shall be free of any material relationship with the Funds that, in the opinion of the Boards of Directors of the Funds (the "Boards"), would interfere with his or her individual exercise of independent judgment.

     b. No member of the Committees shall, other than in his or her capacity as a member of the Committees, the Boards, or any other Board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the Funds or any subsidiary of the Funds, provided that, unless the rules of the American Stock Exchange ("AMEX") provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Funds (provided that such compensation is not contingent in any way on continued service).

     c. No member of either of the Committees shall be an "interested person" of any of the Funds as defined in section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act").

2.   Purposes. The purposes of the Committees are:

     a. to nominate persons for election or appointment as directors (i) to fill vacancies which, from time to time, may occur in the Boards and
          (ii) for election by shareholders of the Funds at meetings called for the election of directors;

     b. to nominate persons for appointment as members of each committee of the Boards, including without limitation the Committees, the Audit Committees, and the Pricing Committees;

     c. to review from time to time, the compensation, if any, payable to the directors of the Funds and to make recommendations to the Boards with respect thereto;

     d. to review and evaluate from time to time the functioning of the Boards and the various committees of the Boards and to make recommendations to the Boards with respect thereto;

     e. to oversee the selection of independent legal counsel to the independent directors; and

     f. to monitor the performance of independent legal counsel employed by the Funds and the independent directors.

3. Duties and Powers. To carry out their purposes, the Committees shall have the following duties and powers:

     a.   to nominate persons to serve on the Boards.

          i. The Committees shall make nominations for director membership on the Boards. If members of the Committees do not unanimously agree to nominate an incumbent director for re-election to the Boards, the Committees shall submit the issue of nomination of such person for re-election to the independent directors as a group.

          ii. Evaluation by the Committees of a person as a potential nominee to serve as a director, including a person nominated by a shareholder, should result in the following findings by the
               Committees:

               A. upon advice of independent legal counsel to the independent directors, that the person will qualify as a director who is not an "interested person" of the Funds (an "independent director")(applicable only to the nomination of independent directors ), and that the person is otherwise qualified under the 1940 Act to serve as a director of the Funds;

               B. with respect to the nomination of independent directors only, that the person is free of any material relationship with the Funds (other than as a shareholder of the Funds), that would interfere with the exercise of independent judgment;

               C. that the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a director;

               D. that the person can make a positive contribution to the Boards and the Funds, with consideration being given to the person's business experience, education and such other factors as the Committees may consider relevant;

               E.   that the person is of good character and high integrity;

               F. that the person has desirable personality traits including independence, leadership and the ability to work with the other members of the Boards;

               G.   that the person is not an AMEX employee or floor member; and

               H. that the composition of the Board of Directors is varied as to educational background, business experience and occupation.

          iii. The Committees shall consider nominees recommended by a shareholder to serve as director, provided: (i) that such person is a shareholder of record both at the time he or she submits such names and at the time of the meeting of shareholders at which directors will be elected; (ii) that such person is entitled to vote at such meeting; and (iii) that the Committees shall make the final determination of persons to be nominated. The Committees shall evaluate nominees recommended by a shareholder to serve as director in the same manner as they evaluate nominees identified by the Committees. Shareholders should provide the Committees with information regarding the recommended nominee sufficient for the Committees to make the findings set forth in Section 3.a.ii.

     b.   to nominate directors to serve on the Funds' committees.

          i. The Committees shall make nominations for membership on all committees and shall review and recommend committee assignments at least annually.

          ii. Evaluation by the Committees of a person as a potential committee member shall include the factors set forth above under Section 3.a.ii. to the extent that such factors are applicable or relevant, as well as any qualifications as may be set forth in the charter of the applicable committee.

     c. to review as necessary the responsibilities of any committees of the Boards, whether there is a continuing need for each committee, whether there is a need for additional committees of the Boards, and whether committees should be combined or reorganized. The Committees shall make recommendations for any such action to the full Boards. Any proposed changes shall be approved by the full Boards as well as a majority of the independent directors.

     d. to periodically review the composition of the Boards to determine whether it may be appropriate to add individuals with different backgrounds or skill sets from those already on the Boards.

     e. to periodically review director compensation and recommend any appropriate changes to the independent directors as a group.

     f. to consider and oversee the selection of independent legal counsel to the independent directors and recommend such counsel to the independent directors. In making such selection the Committees shall examine and monitor such legal counsel's client relationships in order to ascertain continued independence.

     g. to monitor the performance of independent legal counsel employed by the Funds and the independent directors, and supervise counsel for the independent directors.

4. Meetings. The Committees may meet either on their own or in conjunction with meetings of the full Boards. Meetings of the Committees may be held in person or by conference telephone. Where appropriate, the Committees may take action by unanimous written consent in lieu of a meeting.

5. Attendance at Annual Meetings of Shareholders. Directors are encouraged but not required to attend annual meetings of shareholders.

6. Authority; Funding. The Committees shall have the resources and authority appropriate to discharge their responsibilities, including authority to retain special counsel and other experts or consultants at the expense of the appropriate Fund(s).

7. Annual Internal Performance Evaluation. Each year the Committees shall conduct an internal evaluation of the performance of the Committees.

8. Good Faith Reliance. In performing their duties under this Charter, members of the Committees shall be entitled to rely in good faith upon the records of the Funds and upon such information, opinions, reports and statements presented to the Committees by the officers and employees of the Funds and of Davis-Dinsmore Management Company.

9. Review of Charter. The Committees shall review this Charter at least annually and recommend any changes to the full Boards. This Charter may be amended only by approval of the full Boards, and a majority of the independent directors.

10. Maintenance of Charter. Each Fund shall maintain and preserve in an easily accessible place a copy of this Charter and any modification to this Charter.

               ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.

                   ANNUAL MEETING TO BE HELD JANUARY 14, 2005

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Thomas H. Dinsmore, Gary I. Levine, and Jane D. O'Keeffe, and each of them, attorneys and proxies with power of substitution in each, to vote and act on behalf of the undersigned at the annual meeting of stockholders of Ellsworth Convertible Growth and Income Fund, Inc. (the "Company") at the offices of the Company, 65 Madison Avenue, Suite 550, Morristown, New Jersey 07960 on January 14, 2005 at 11:00 a.m., and at all adjournments, according to the number of shares of Common Stock which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith. UNLESS OTHERWISE MARKED ON THE REVERSE HEREOF, THIS PROXY IS GIVEN WITH AUTHORITY TO VOTE FOR THE DIRECTORS LISTED, FOR THE PROPOSAL TO RATIFY THE AUDIT COMMITTEE'S SELECTION OF AUDITORS AND AGAINST THE PROPOSAL TO AMEND THE COMPANY'S CHARTER.

            PLEASE FILL IN, DATE AND SIGN THE PROXY ON THE OTHER SIDE
               AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE


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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
VOTE IN BLUE OR BLACK INK AS SHOWN HERE    /X/

1. Election as directors of all nominees listed below for the terms specified in the proxy statement.

                           NOMINEES:

/  / FOR ALL NOMINEES      /  / Thomas H. Dinsmore

                           /  / Donald M. Halsted, Jr.

                           /  / Duncan O. McKee

                           /  / Robert J. McMullan

/  / WITHHOLD AUTHORITY FOR ALL NOMINEES

/  / FOR ALL EXCEPT
     (See instructions below)


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: /X/

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THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL 2 AND "AGAINST"
PROPOSAL 3.
--------------------------------------------------------------------------------

                                                    FOR      AGAINST     ABSTAIN
2. Proposal to ratify selection of auditors.       /  /       /  /        /  /

                                                    FOR      AGAINST     ABSTAIN
3. Proposal to amend the Company's Charter.        /  /       /  /        /  /


YOUR VOTE IS IMPORTANT TO US. PLEASE FILL IN, DATE AND SIGN YOUR PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE PROVIDED FOR YOUR CONVENIENCE.
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To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that      /  /
changes to the registered name(s) on the account may not be submitted via this method.
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Signature of Stockholder                                    Date
                        -------------------------------     --------------------

Signature of Stockholder                                    Date
                        -------------------------------     --------------------

NOTE: Please sign as name appears hereon. Joint owners each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.